                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                             CITRIX SYSTEMS, INC.
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                             CITRIX SYSTEMS, INC.
              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        ________________________________________________________________________

    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ________________________________________________________________________

    (2) Form, Schedule or Registration Statement No.:

        ________________________________________________________________________

    (3) Filing Party:

        ________________________________________________________________________

    (4) Date Filed:

        ________________________________________________________________________

                                    [LOGO]
   CITRIX SYSTEMS, INC. . 6400 N.W. 6TH WAY . FORT LAUDERDALE, FLORIDA 33309

                                                                  April 4, 1997

Dear Stockholder:

  You are cordially invited to attend the annual meeting of stockholders of Citrix Systems, Inc. (the "Corporation") to be held at 10:00 a.m., on Thursday, May 15, 1997, at Doubletree Guest Suites, 555 N.W. 62nd Street, Fort Lauderdale, Florida 33309.

  At this Annual Meeting, you will be asked to elect two directors to new three-year terms. The Board of Directors unanimously recommends that you vote FOR this proposal.

  Details regarding the matters to be acted upon at this meeting appear in the accompanying Proxy Statement. Please give this material your careful attention.

  Whether or not you plan to attend the meeting, please complete, sign and date the accompanying proxy card and return it in the enclosed postage prepaid envelope. It is important that your shares be voted whether or not you attend the meeting in person. If you attend the meeting, you may vote in person even if you have previously returned your proxy card. Your prompt cooperation will be greatly appreciated.

                                          Very truly yours,

                                          Roger W. Roberts
                                          President, Chief Executive Officer
                                           and Secretary

                      TEL. 954.267.3000  FAX 954.267.9319

                             CITRIX SYSTEMS, INC.
                               6400 N.W. 6TH WAY
                        FORT LAUDERDALE, FLORIDA 33309

                               ----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 15, 1997

To the Stockholders of Citrix Systems, Inc.:

  The Annual Meeting of Stockholders of Citrix Systems, Inc., a Delaware corporation (the "Corporation"), will be held on Thursday, May 15, 1997 at 10:00 a.m., local time, at Doubletree Guest Suites, 555 N.W. 62nd Street, Fort Lauderdale, Florida 33309, for the following purposes:

    1. To elect two (2) Class II directors to serve for a three-year term or until their successors are elected and qualified.

    2. To transact such other business as may properly come before the meeting or any adjournments thereof.

  Only stockholders of record at the close of business on March 24, 1997 are entitled to notice of and to vote at the meeting.

  All stockholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if such stockholder has returned a proxy.

                                          By Order of the Board of Directors,

                                          Roger W. Roberts
                                          President, Chief Executive Officer
                                           and Secretary


Fort Lauderdale, Florida
April 4, 1997


 WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                             CITRIX SYSTEMS, INC.
                               6400 N.W. 6TH WAY
                        FORT LAUDERDALE, FLORIDA 33309

                               ----------------

                                PROXY STATEMENT

                               ----------------

                                 APRIL 4, 1997

  Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Citrix Systems, Inc., a Delaware corporation (the "Corporation"), for use at the Annual Meeting of Stockholders to be held on Thursday, May 15, 1997, at 10:00 a.m., local time, at Doubletree Guest Suites, 555 N.W. 62nd Street, Fort Lauderdale, Florida 33309, or at any adjournments thereof (the "Meeting"). An Annual Report to Stockholders, containing financial statements for the fiscal year ended December 31, 1996 is being mailed together with this proxy statement to all stockholders entitled to vote. This proxy statement and the form of proxy were first mailed to stockholders on or about April 4, 1997.

  The purpose of the Meeting is to elect two Class II directors to the Corporations Board of Directors. Only stockholders of record at the close of business on March 24, 1997 (the "Record Date") will be entitled to receive notice of and to vote at the Meeting. As of that date 27,052,231 shares of Common Stock of the Corporation were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Meeting. Stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the Meeting and vote in person. Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of the Corporation, before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later dated proxy relating to the same shares and delivering it to the Secretary of the Corporation before the taking of the vote at the Meeting or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to Citrix Systems, Inc., 6400 N.W. 6th Way, Fort Lauderdale, Florida 33309, Attention Secretary, at or before the taking of the vote at the Meeting.

  The representation in person or by proxy of at least a majority of the outstanding Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the Meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

  In the election of directors, the nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote at the Meeting shall be elected as directors. On all other matters being submitted to stockholders, an affirmative vote of a majority of the shares present or represented and voting on each such matter is required for approval. An automated system administered by the Corporation's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter and, therefore, with respect to votes on specific proposals, will have the effect of negative votes. Broker "non-votes" are not so included.

  The persons named as attorneys-in-fact in the proxies, Roger W. Roberts and James J. Felcyn, Jr., were selected by the Board of Directors and are officers of the Corporation. All properly executed proxies returned in time to be counted at the Meeting will be voted. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specifications. If no such specifications are indicated, such proxies will be voted FOR the nominees to the Board of Directors.

  The Board of Directors knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding beneficial ownership of the Corporation's Common Stock as of the Record Date: (i) by each person who is known by the Corporation to own beneficially more than 5% of the outstanding shares of Common Stock; (ii) by each director or nominee of the Corporation; (iii) by each executive officer of the Corporation and (iv) by all directors, executive officers and nominees of the Corporation as a group.

                                     SHARES BENEFICIALLY PERCENTAGE OF SHARES
    NAME OF BENEFICIAL OWNER              OWNED(1)       BENEFICIALLY OWNED(1)
    ------------------------         ------------------- ---------------------
Microsoft Corporation...............      1,626,266               6.0%
 One Microsoft Way
 Redmond, WA 98052
Putnam Investments, Inc.(2).........      1,495,500               5.5
 One Post Office Square
 Boston, MA 02109
American Century Companies,               1,900,000               7.0
 Inc.(3)............................
 Twentieth Century Tower
 4500 Main Street
 Kansas City, MO 64111
Warburg Pincus Counsellors,               2,616,952               9.7
 Inc.(4)............................
 466 Lexington Avenue, 10th Floor
 New York, NY 10017
Pilgrim Baxter & Associates               1,403,800               5.2
 Ltd.(5)............................
 1255 Drummers Lane, Suite 300
 Wayne, PA 19087
Roger W. Roberts(6).................        331,796               1.2
Edward E. Iacobucci(7)..............        305,217               1.1
Barry J. Dockswell(8)...............         51,278                 *
James P. Tarlton(9).................            180                 *
Michael F. Passaro(10)..............        154,484                 *
Bruce Chittenden(11)................         67,668                 *
James J. Felcyn, Jr.(12)............         55,912                 *
Mark B. Templeton(13)...............         85,684                 *
Kevin R. Compton(14)................         35,469                 *
Stephen M. Dow......................         21,486                 *
Robert N. Goldman(15)...............         33,334                 *
Gregory B. Maffei...................          3,600                 *
Tyrone F. Pike(16)..................         72,593                 *
All executive officers, directors         1,218,701               4.4%
 and nominees as a group(17)........

--------
 *Represents less than 1% of the outstanding Common Stock.
 (1) Applicable percentage of ownership as of the Record Date is based upon 27,052,231 shares of Common Stock outstanding. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the "Commission"), and includes voting and investment power with respect to shares. Unless otherwise indicated below, to the knowledge of the Corporation, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law. Pursuant to the rules of the Commission, the number of shares of Common Stock deemed outstanding includes shares issuable pursuant to options held by the respective person or group which may be exercised within 60 days of the Record Date ("presently exercisable stock options").
 (2) With respect to information relating to Putnam Investments, Inc., the Corporation has relied on information supplied by such entity in its
     Schedule 13G filing with the Commission dated January 28, 1997.
 (3) With respect to information relating to American Century Companies, Inc., the Corporation has relied on information supplied by such entity in its
     Schedule 13G filing with the Commission dated February 5, 1997.
 (4) With respect to information relating to Warburg Pincus Counsellors, Inc., the Corporation has relied on information supplied by such entity in its
     Schedule 13G filing with the Commission dated January 13, 1997.
 (5) With respect to information relating to Pilgrim Baxter & Associates Ltd., the Corporation has relied on information supplied by such entity in its
     Schedule 13G filing with the Commission dated March 12, 1997.
 (6) Includes 321,668 shares of Common Stock issuable pursuant to presently exercisable stock options.
 (7) Includes 49,167 shares of Common Stock issuable pursuant to presently exercisable stock options.
 (8) Includes 15,558 shares of Common Stock issuable pursuant to presently exercisable stock options.
 (9) Includes 100 shares of Common Stock beneficially owned by Mr. Tarlton's spouse. Mr. Tarlton disclaims beneficial ownership of such shares.
(10) Includes 121,668 shares of Common Stock issuable pursuant to presently exercisable stock options.
(11) Includes 30,334 shares of Common Stock issuable pursuant to presently exercisable stock options.
(12) Includes 55,037 shares of Common Stock issuable pursuant to presently exercisable stock options.
(13) Includes 85,560 shares of Common Stock issuable pursuant to presently exercisable stock options.
(14) Includes 11,109 shares of Common Stock issuable pursuant to presently exercisable stock options.
(15) Consists of 33,334 shares of Common Stock issuable pursuant to presently exercisable stock options.
(16) Includes 22,206 shares of Common Stock issuable pursuant to presently exercisable stock options. Also includes 400 shares of Common Stock held in trust for the benefit of Mr. Pike's children.
(17) Includes presently exercisable stock options to purchase an aggregate of 745,641 shares of Common Stock. See footnotes (6), (7), (8), (10), (11),
     (12), (13), (14), (15) and (16).

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

                                   NOMINEES

  The Board of Directors is currently fixed at seven members. The Corporation's By-laws divide the Board of Directors into three classes. The members of each class of directors serve for staggered three-year terms. Messrs. Iacobucci and Maffei are Class II directors whose terms expire at this Annual Meeting of Stockholders. The Board of Directors is also composed of (i) two Class III directors (Messrs. Compton and Dow), whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 1998, and (ii) three Class I directors (Messrs. Goldman, Pike and Roberts), whose terms expire upon the election and qualification of directors at the Annual Meeting of Stockholders to be held in 1999.

  The Board of Directors has nominated and recommended that Messrs. Iacobucci and Maffei, who are currently members of the Board of Directors, be elected as Class II directors, to hold office until the Annual Meeting of Stockholders to be held in the year 2000 or until their successors have been duly elected and qualified or until their earlier resignation or removal. The Board of Directors knows of no reason why the nominees should be unable or unwilling to serve, but if any nominee should for any reason be unable or unwilling to serve, the proxies will be voted for the election of such other person for the office of director as the Board of Directors may recommend in the place of such nominee. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
                    A VOTE "FOR" THE NOMINEES LISTED BELOW.

  The following table sets forth the nominees to be elected at the Meeting and, for each director whose term of office will extend beyond the Meeting, the year such nominee or director was first elected a director, the positions currently held by the nominees and each director with the Corporation, the year the nominee's or director's term will expire and class of director of each nominee and each director:

     NOMINEE'S OR DIRECTOR'S
NAME AND YEAR NOMINEE OR DIRECTOR                                          YEAR TERM  CLASS OF
     FIRST BECAME A DIRECTOR          POSITION(S) WITH THE CORPORATION    WILL EXPIRE DIRECTOR
---------------------------------     --------------------------------    ----------- --------
NOMINEES:
Edward E. Iacobucci.....           Chairman, Vice President--Strategy &      1997        II
 1989                               Technology and Chief Technology
                                    Officer
Gregory B. Maffei.......           Director                                  1997        II
 1994
CONTINUING DIRECTORS:
Kevin R. Compton........           Director                                  1998       III
 1991
Stephen M. Dow..........           Director                                  1998       III
 1989
Robert N. Goldman.......           Director                                  1999         I
 1995
Tyrone F. Pike..........           Director                                  1999         I
 1993
Roger W. Roberts........           President, Chief Executive Officer,       1999         I
 1990                               Secretary and Director

                OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth the director nominees to be elected at the Meeting, the directors and the executive officers of the Corporation, their ages, and the positions currently held by each such person with the Corporation.

                 NAME                 AGE               POSITION
                 ----                 ---               --------
 Roger W. Roberts....................  52 President, Chief Executive Officer,
                                           Secretary and Director
 Edward E. Iacobucci.................  43 Chairman of the Board, Vice
                                           President--Strategy &
                                           Technology, and Chief Technical
                                           Officer
 James J. Felcyn, Jr. ...............  54 Chief Financial Officer, Treasurer,
                                           Vice President of Finance and
                                           Administration, and Assistant
                                           Secretary
 Barry J. Dockswell..................  50 Vice President--Business Development
 Michael F. Passaro..................  52 Vice President--Worldwide Sales
 Bruce C. Chittenden.................  49 Vice President--Engineering
 James P. Tarlton....................  48 Vice President--Worldwide Services
 Mark B. Templeton...................  44 Vice President--Marketing
 Kevin R. Compton(1)(2)..............  38 Director
 Stephen M. Dow(1)...................  41 Director
 Robert N. Goldman(2)................  47 Director
 Gregory B. Maffei(2)................  36 Director
 Tyrone F. Pike......................  42 Director

--------
(1) Member of Compensation Committee.
(2) Member of Audit Committee.

  Roger W. Roberts joined the Corporation as its President and Chief Executive Officer in June 1990. Prior to joining the Corporation, Mr. Roberts was employed for over twenty years by Texas Instruments, a diversified electronics company, where he held technical, marketing and general management positions. Most recently at Texas Instruments, Mr. Roberts was Director of Marketing for the Peripheral Products Division, responsible for the MicroLaser printers and TravelMate notebooks.

  Edward E. Iacobucci, co-founder of the Corporation, has served as a director since the Corporation's inception in 1989 and as Chairman of the Board since September 1991. From the Corporation's inception, Mr. Iacobucci served as Chief Technical Officer and Vice President--Strategy & Technology. Mr. Iacobucci is author of the well-known OS/2 Programmer's Guide. Prior to forming the Corporation in 1989, Mr. Iacobucci was employed for eleven years by IBM, where he was most recently responsible for the design and architecture of IBM PC operating systems and led the joint IBM/Microsoft design team that conceived the original OS/2 product. Earlier at IBM, Mr. Iacobucci had overall responsibility for the design and architecture of the IBM network management product, NetView.

  James J. Felcyn, Jr. joined the Corporation as its Chief Financial Officer and Treasurer in July 1994. Prior to joining the Corporation, beginning in April 1994, Mr. Felcyn served as Chief Financial Officer of NDL Products, Inc. ("NDL"), a manufacturer of sporting goods. Mr. Felcyn accepted the position of Chief Financial Officer at the request of the secured lender of NDL, and as a condition to debtor-in-possession financing for NDL, which filed a Chapter 11 bankruptcy proceeding in the United States Bankruptcy Court for the Southern District of Florida. Mr. Felcyn served as Vice President--Finance of Boca Research, Inc., a manufacturer of computer peripheral products, from April 1992 to December 1993. From January 1992 to April 1992, Mr. Felcyn served as Controller of Boca Research, Inc. From April 1991 to January 1992, Mr. Felcyn was employed by World Omni Financial Corp., an automobile finance and leasing company, where he served as Director of Operations Accounting. Mr. Felcyn is a Certified Public Accountant.

  Barry J. Dockswell joined the Corporation in June 1990 as the Director of Marketing. Since April 1994, he has served as Vice President--Business Development. Prior to joining the Corporation, Mr. Dockswell was employed by IBM for 20 years where he served in various senior management positions, including PC-DOS Product Manager and Manager of OS/2 Planning, Architecture, Strategy and Performance.

  Michael F. Passaro joined the Corporation in October 1992 as Vice President--Worldwide Sales and Services. Since August 1996, he has served as Vice President--Worldwide Sales. From 1988 to 1992, Mr. Passaro was employed by Novell, Inc., a provider of network and application software, serving as Vice President for Worldwide Major Markets from 1988 to 1990 and Vice President International from 1990 to 1992.

  James P. Tarlton has served as Vice-President--Worldwide Services since joining the Corporation in August 1996. From October 1991 to August 1996, Mr. Tarlton served as Vice President--Worldwide Services for Teleos Communications (now Madge Networks), where he was responsible for the development of support services worldwide.

  Bruce C. Chittenden joined the Corporation in 1993 as Vice President-- Engineering. Prior to joining the Corporation, he served as Vice President, Engineering and Manufacturing of Uniquest, Inc., a network software manufacturer, from March to November 1993. From July 1991 to March 1993, Mr. Chittenden served as Executive Vice President of Computone Corporation, a computer peripherals manufacturer, and from April 1984 to July 1991 he served as Vice President, Engineering of The Santa Cruz Operation, Inc., a systems software manufacturer.

  Mark B. Templeton has served as Vice President--Marketing since joining the Corporation in June 1995. From April 1994 to June 1995, Mr. Templeton served first as a marketing consultant and then as Group Director, Corporate Marketing for UB Networks, Inc., a computer network hardware manufacturer. From November 1993 to April 1994 he served as Executive Vice President for Softblox, Inc., a software company, and from July 1990 to November 1993 Mr. Templeton served as Vice President, Marketing for Keyfile Corporation, a group collaboration software company.

  Kevin R. Compton has served as a director of the Corporation since March 1993. Since 1990, Mr. Compton has served as a general partner of Kleiner Perkins Caufield & Byers, a venture capital investment firm. From May 1985 to December 1990, Mr. Compton was the vice president and general manager of the network systems team at Businessland, Inc., a computer retailer, and at AmeriSource Corporation prior to its acquisition by Businessland. Mr. Compton is a director of Global Village Communications, Inc., and Digital Generations Systems, and is also a director of several privately-held companies.

  Stephen M. Dow has served as a director of the Corporation since 1989. Since 1983, Mr. Dow has served as a general partner of Sevin Rosen Funds, a venture capital investment firm. Mr. Dow is a director of ArQule, Inc., ViroPharma, Inc., and is also a director of several privately-held companies.

  Robert N. Goldman has served as a director of the Corporation since June 1995. In November 1995, Mr. Goldman was named President, Chairman and Chief Executive Officer of Object Design, Inc., a developer of object data management software. From 1986 to August 1995, Mr. Goldman served as Chairman of the Board of Trinzic, Inc. and its predecessor, software companies that were engaged in the development and marketing of client/server middleware software products. Trinzic was formed by the merger of AICorp and AION Corporation in 1992. Mr. Goldman served as AICorp President and Chief Executive Officer from 1986 to 1992. From 1983 to 1986, Mr. Goldman served as President and Chief Operating Officer of Cullinet Software, Inc., a software developer. Mr. Goldman is Chairman of the Board of Directors of SystemSoft Corporation, a developer and marketer of PCMCIA software and other system level software products, and a director of InterSolv Inc., Parametric Technology Corporation and several privately-held companies.

  Gregory B. Maffei has served as a director of the Corporation since February 1994. Since July 1996, Mr. Maffei has served as Vice-President, Corporate Development and Treasurer of Microsoft. Mr. Maffei is head of

Microsoft corporate controllers and is responsible for Microsoft's external financial activities, including capital markets, acquisitions and strategic investments, credit use management, SEC reporting, investor relations and strategic business decisions. From April 1994 to July 1996, Mr. Maffei served as the Treasurer of Microsoft. Prior to being named Treasurer in 1994, Mr. Maffei was Director, Business Development & Investments at Microsoft. Prior to joining Microsoft in April 1993, Mr. Maffei was a consultant for several companies, including Microsoft. From April 1991 to September 1992, Mr. Maffei was Executive Vice President and Chief Financial Officer of Pay 'N Pak Stores, Inc. Mr. Maffei was also a director of Pay 'N Pak. In September 1991, Pay 'N Pak filed Chapter 11 bankruptcy proceedings. From May 1988 to March 1991, Mr. Maffei was a vice president of Citicorp Venture Capital, Ltd. Mr. Maffei serves as a director of Mobile Telecommunications Technologies Corporation, CORT Business Services Corporation and several other privately-held companies.

  Tyrone F. Pike has served as a director of the Corporation since 1993. Mr. Pike is the President, CEO and Chairman of SwitchSoft Systems, Inc., which he founded in August 1996. From January 1994 to August 1996, Mr. Pike served in various positions at UB Networks, Inc., including Senior Vice President and Chief Technical Officer from April 1995 to August 1996, Senior Vice President and General Manager Network Products Division from August 1994 to April 1995, and Senior Vice President and General Manager Network Services Division from January to August 1994. Prior to joining UB Networks, Mr. Pike served as a partner of Pike Associates from September 1992 to January 1994. From March to September 1992, Mr. Pike served as President and CEO of Global Village Communications, Inc. From May 1991 to June 1992 he served as Manager, Strategic Planning & Business Development of Intel Corporation. From April 1983 to May 1991, Mr. Pike served as Founder, Chairman and President of LANSystems, Inc., of which he served as a director until February 1994.

  Executive officers of the Corporation are elected by the Board of Directors on an annual basis and serve until their successors have been duly elected and qualified.

                   THE BOARD OF DIRECTORS AND ITS COMMITTEES

  The Board of Directors met four (4) times and took action by unanimous written consent three (3) times during the fiscal year ended December 31, 1996. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors and the committees on which he served during fiscal 1996. The Audit Committee of the Board of Directors, of which Messrs. Compton, Goldman and Maffei are currently members, reviews with the independent accountants and management the annual financial statements and independent auditors' opinion, reviews the results of the audit of the Corporation's financial statements by the independent auditors, recommends the retention of the independent auditors to the Board of Directors and periodically reviews the Corporation's accounting policies and internal accounting and financial controls. The Audit Committee did not meet or take any action by unanimous written consent during the fiscal year ended December 31, 1996. The Compensation Committee, whose members currently are Messrs. Compton and Dow, is responsible for administering the Corporation's stock ownership plans and for reviewing and approving compensation matters concerning the executive officers and key employees of the Corporation. The Compensation Committee did not meet but took action by unanimous written consent fourteen (14) times during the fiscal year ended December 31, 1996. The Board of Directors does not currently have a standing nominating committee.

     COMPENSATION AND OTHER INFORMATION CONCERNING DIRECTORS AND OFFICERS

EXECUTIVE COMPENSATION SUMMARY

  The following table sets forth summary information concerning the compensation paid or earned for services rendered to the Corporation in all capacities during the fiscal years ended December 31, 1996, 1995 and 1994 to
(i) the Corporations Chief Executive Officer and (ii) each of the other four most highly compensated executive officers of the Corporation who received total annual salary and bonus in excess of $100,000 in fiscal 1996.

                          SUMMARY COMPENSATION TABLE

                                                                           LONG TERM
                                                                          COMPENSATION
                                          ANNUAL COMPENSATION              AWARDS(3)
                              -------------------------------------------  SECURITIES
   NAME AND PRINCIPAL                                    OTHER ANNUAL      UNDERLYING     ALL OTHER
        POSITION         YEAR SALARY ($) BONUS ($)(1) COMPENSATION ($)(2) OPTIONS (#)  COMPENSATION ($)
   ------------------    ---- ---------- ------------ ------------------- ------------ ----------------
Roger W. Roberts........ 1996  165,000     105,000              --          100,000            --
 President, Chief        1995  150,000      50,000              --              --             --
 Executive  Officer,     1994  135,000         --               --           80,000            --
 Secretary and  Director
Edward E. Iacobucci.....
 Chairman of the Board,
 Vice  President--
 Strategy &  Technology  1996  150,000      75,000              --          100,000            --
 and Chief  Technical    1995  135,000      40,000              --              --             --
 Officer                 1994  120,000         --               --           80,000            --
Michael F. Passaro...... 1996  130,000      12,000          150,000          25,000            --
 Vice President--        1995  130,000      10,000           63,585             --             --
 Worldwide  Sales        1994  130,000         --            61,533          80,000            --
Bruce C. Chittenden..... 1996  130,000      64,500              --           50,000            --
 Vice President--        1995  120,000      30,000              --              --             --
 Engineering             1994  120,000         --               --           66,666            --
Mark B. Templeton(4).... 1996  140,000      69,000              --           50,000            --
 Vice President--        1995   69,602      25,000              --          133,334         99,667(5)
 Marketing               1994      --          --               --              --             --

--------
(1) Bonuses are reported in the year earned, even if actually paid in a subsequent year.
(2) Consists of amounts accrued pursuant to commissions.
(3) The Corporation did not grant any restricted stock awards or stock appreciation rights or make any long term incentive plan payouts during the fiscal years ended December 31, 1996, December 31, 1995 and December 31, 1994.
(4) Mr. Templeton commenced employment with the Corporation in June 1995.
(5) Consists of relocation expenses.

OPTION GRANTS IN LAST FISCAL YEAR

  The following table sets forth each grant of stock options made during the year ended December 31, 1996 pursuant to the Corporation's 1995 Stock Plan to each of the executive officers named in the Summary Compensation Table above (the "Named Executive Officers"). The Corporation did not grant any stock options pursuant to the Corporation's 1989 Stock Option Plan or any stock appreciation rights to the Named Executive Officers during the fiscal year ended December 31, 1996.

                                     INDIVIDUAL GRANTS
                         ------------------------------------------
                                                                      POTENTIAL REALIZABLE
                                    % OF TOTAL                          VALUE AT ASSUMED
                         NUMBER OF   OPTIONS                             ANNUAL RATES OF
                         SECURITIES GRANTED TO                      STOCK PRICE APPRECIATION
                         UNDERLYING EMPLOYEES  EXERCISE                FOR OPTION TERM (2)
                          OPTIONS   IN FISCAL  PRICE(1)  EXPIRATION -------------------------
      NAME               GRANTED(#)    YEAR    ($/SHARE)    DATE       5%($)        10%($)
      ----               ---------- ---------- --------- ---------- ------------ ------------
Roger W. Roberts........  100,000      6.9       35.75    7/25/06      2,248,298    5,697,629
Edward E. Iacobucci.....  100,000      6.9       35.75    7/25/06      2,248,298    5,697,629
Michael F. Passaro......   25,000      1.7       35.75    7/25/06        562,075    1,424,407
Bruce C. Chittenden.....   50,000      3.5       35.75    7/25/06      1,124,149    2,848,815
Mark B. Templeton.......   50,000      3.5       35.75    7/25/06      1,124,149    2,848,815

--------
(1) The exercise price per share of each option was determined by the Compensation Committee to be equal to the fair market value per share of Common Stock on the date of grant. The last reported sale price per share of Common Stock as reported by the Nasdaq National Market on the Record Date was $13.50.
(2) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation of the Corporation's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Corporation's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercises and the future performance of the Corporation's Common Stock. There can be no assurance that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

AGGREGATE OPTION EXERCISES AND YEAR-END VALUES

  The following table sets forth, for each of the Named Executive Officers, information with respect to the exercise of stock options during the year ended December 31, 1996 and the year-end value of unexercised options.

                                                                                   VALUE OF UNEXERCISED
                            SHARES                      NUMBERS OF UNEXERCISED    IN-THE-MONEY OPTIONS AT
                         ACQUIRED ON      VALUE      OPTIONS AT DECEMBER 31, 1996    DECEMBER 31, 1996
      NAME               EXERCISE (#) REALIZED($)(1)       VESTED/UNVESTED         VESTED/UNVESTED($)(2)
      ----               ------------ -------------- ---------------------------- -----------------------
Roger W. Roberts........    50,000      2,125,825              300,001                  11,663,092
                                                               156,667                   2,512,566
Edward E. Iacobucci.....       --             --               176,667                   6,854,546
                                                               156,667                   2,512,566
Michael F. Passaro......    25,000      1,078,525               86,111                   3,336,741
                                                                60,557                   1,450,552
Bruce C. Chittenden.....    28,000        434,000                    0                           0
                                                                83,334                   1,442,814
Mark B. Templeton.......    47,776      1,871,459                  556                      19,634
                                                               135,004                   3,267,400

--------
(1) Amounts disclosed in this column were calculated based on the difference between the fair market value of the Corporation's Common Stock on the date of exercise and the exercise price of the options in accordance with regulations promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and do not reflect amounts actually received by the named officers.
(2) Value is based on the difference between the option exercise price and the last reported sale price per share of Common Stock as reported by the Nasdaq National Market on December 31, 1996, the fiscal year-end ($39 1/16 per share), multiplied by the number of shares underlying the option. The last reported sale price per share of Common Stock as reported by the Nasdaq National Market on the Record Date was $13.50.

STOCK PLANS

  The Corporation currently has three employee stock ownership plans: the 1989 Stock Option Plan, the 1995 Stock Plan and the 1995 Employee Stock Purchase Plan. The 1989 Stock Option Plan, the 1995 Stock Plan and the 1995 Employee Stock Purchase Plan are all administered by the Compensation Committee of the Board of Directors. The 1989 Stock Option Plan provides for the grant of incentive stock options and non-statutory stock options to employees, directors and consultants of the Corporation to purchase up to 4,209,424 shares of Common Stock. The terms of such options, including the persons to whom options will be granted, the type of option to be granted (incentive or non-statutory), the number of shares to be covered by each option and the terms and conditions upon which an option may be granted, are generally determined by the Compensation Committee. As of the Record Date, options to purchase an aggregate of 1,267,863 shares of Common Stock were issued and outstanding under the 1989 Stock Option Plan, of which options for 1,267,863 shares were then exercisable. The Corporation does not intend to grant any additional options under the 1989 Stock Option Plan.

  Under the terms of the Corporation's 1995 Stock Plan, the Corporation is authorized to make stock awards, provide eligible individuals with the opportunity to purchase stock, grant incentive stock options and grant non-statutory stock options (collectively, the "Stock Rights") to employees, consultants, directors and officers of the Corporation. The 1995 Stock Plan provides for the issuance of up to 6,000,000 shares plus, on January 1 of each year thereafter, a number of shares of Common Stock equal to five percent (5%) of the total number of shares of Common Stock issued and outstanding as of December 31 of the preceding year. Notwithstanding the foregoing, no more than 10,000,000 shares of Common Stock may be issued pursuant to the exercise of incentive stock options granted under the 1995 Stock Plan. The terms of such Stock Rights, including number of shares subject to each Stock Right, when the Stock Right become exercisable, the exercise or purchase price of the Stock Right, the duration of the Stock Right and the time, manner and form of payment upon exercise of a Stock Right, are generally determined by the Compensation Committee. As of the Record Date, options to purchase an aggregate of 1,576,400 shares of Common Stock were issued and outstanding under the 1995 Stock Plan, of which options for approximately 24,610 shares were then exercisable.

  The 1995 Employee Stock Purchase Plan provides for the issuance of a maximum of 1,500,000 shares of Common Stock pursuant to the exercise of nontransferable options granted to participating employees. Under the 1995 Employee Stock Purchase Plan, eligible employees of the Corporation may participate in semi-annual plan offerings in which payroll deductions may be used to purchase shares of Common Stock. The purchase price of such shares is the lower of 85% of the fair market value of the Common Stock on the day the offering commences or 85% of the fair market value of the Common Stock on the day the offering terminates. As of the Record Date, 21,525 shares of Common Stock had been purchased under the 1995 Employee Stock Purchase Plan.

REPORT OF COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ABOUT EXECUTIVE COMPENSATION

  This report is submitted by the Compensation Committee of the Board of Directors, which administered the Corporation's executive compensation program during the fiscal year ended December 31, 1996. The Compensation Committee of the Board of Directors is currently comprised of Messrs. Compton and Dow, two non-employee directors of the Corporation. Pursuant to authority delegated by the Board of Directors, the Compensation Committee is responsible for reviewing and administering the Corporation's stock ownership plans and reviewing and approving compensation matters concerning the executive officers of the Corporation.

  Overview and Philosophy. The Corporation uses its compensation program to achieve the following objectives:

  . To provide compensation that attracts, motivates and retains the best talent and highest caliber people to serve the Corporation's customers and achieve its strategic objectives.

  . To align management's interest with the success of the Corporation.

  . To align management's interest with stockholders by including long-term equity incentives.

  . To increase profitability of the Corporation and, accordingly, increase stockholder value.

  Compensation under the executive compensation program is comprised of cash compensation in the form of base salary and, in the case of certain executive officers, annual incentive bonuses, and long-term incentive awards in the form of stock option grants. In addition, the compensation program is comprised of various benefits, including medical and insurance plans, the Company's 401(k) Plan, the 1995 Stock Plan and the 1995 Employee Stock Purchase Plan, which plans are generally available to all employees of the Corporation.

  Base Salary. Compensation levels for each of the Corporation's executive officers, including the Chief Executive Officer, are generally set within the range of salaries that the Compensation Committee believes are paid to executive officers with comparable qualifications, experience and responsibilities at similar companies. In setting compensation levels, the Compensation Committee takes into account such factors as (i) the Corporation's past financial performance and future expectations, (ii) individual performance and experience and (iii) past salary levels. The Compensation Committee does not assign relative weights or rankings to these factors, but instead makes a determination based upon the consideration of all of these factors as well as the progress made with respect to the Corporation's long-term goals and strategies. Generally, salary decisions for the Corporation's executive officers are made near the beginning of each calendar year.

  Fiscal 1996 base salaries were determined by the Compensation Committee after considering the base salary level of the executive officers in prior years, and taking into account for each executive officer the amount of base salary as a component of total compensation. Base salary, while reviewed annually, is only adjusted as deemed necessary by the Compensation Committee in determining total compensation to each executive officer. Base salary levels for each of the Corporation's executive officers, other than the Chief Executive Officer, were also based upon evaluations and recommendations made by the Chief Executive Officer.

  Incentive Compensation. The Compensation Committee determined the amount of incentive compensation paid to each of the executive officers in fiscal 1996 based upon a consideration of a number of factors which it deemed relevant to the executive officer's performance. These factors in 1996 included the Corporation's sales growth in 1996, the increase in the Corporation's profitability during 1996, the consummation of a successful financing of the Corporation through its follow-on public offering of Common Stock, and the executive officer's individual performance.

  Stock Options. The Compensation Committee believes that long-term incentive compensation, in the form of stock options, helps to align the interests of management and stockholders and enables executives to develop a long-term stock ownership in the Corporation. In addition to an executive's past performance, the Corporation's desire to retain an individual is of paramount importance in the determination of stock option grants.

  When establishing stock option grant levels for executive officers, the Compensation Committee considered the existing levels of stock ownership, previous grants of stock options, vesting schedules of previously granted options and the current stock price. Options granted in fiscal 1996 were granted at an exercise price per share equal to the fair market value of the Common Stock, as determined by the Compensation Committee. The Compensation Committee reviews option grants to executive officers on an annual basis and considers the level of outstanding options as a factor in its determinations with respect to overall compensation for each of the executive officers. For additional information regarding the grant of options, see the table under the heading "Option Grants in Last Fiscal Year."

  Other Benefits. The Corporation also has various broad-based employee benefit plans. Executive officers participate in these plans on the same terms as eligible, non-executive employees, subject to any legal limits on the amounts that may be contributed or paid to executive officers under these plans. The Corporation offers a stock purchase plan, under which employees may purchase Common Stock at a discount, and a 401(k) plan, which allows employees to invest in a wide array of funds on a pre-tax basis. The Corporation also maintains insurance and other benefit plans for its employees.

  Chief Executive Officer's Compensation. In 1996, the Corporation's President and Chief Executive Officer, Roger W. Roberts, received salary compensation of $165,000. The increase of Mr. Roberts salary from $150,000 to $165,000 was based on an assessment of salaries believed by the Board of Directors to be paid to chief executive officers at similar companies, as well as an assessment of Mr. Robert's qualifications, performance and expected contributions to the Company's planned growth. Mr. Roberts also received a cash bonus of $105,000 based on an assessment of the factors set forth in "Incentive Compensation," above.

  Tax Deductibility of Executive Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), limits the tax deduction to $1 million for compensation paid to any of the executive officers unless certain requirements are met. The Compensation Committee has considered these requirements and the proposed regulations. It is the Compensation Committee present intention that, so long as it is consistent with its overall compensation objectives, substantially all executive compensation be deductible for United States federal income tax purposes by those subsidiaries of the Corporation that are subject to taxation in the United States. The Compensation Committee believes that the 1995 Stock Plan currently qualifies for an exception to the requirements of Section 162(m) and, subject to the prior sentence, will take whatever further action is necessary to satisfy
Section 162(m) requirements for compensation paid pursuant to the 1995 Stock
Plan.

RESPECTFULLY SUBMITTED BY THE COMPENSATION COMMITTEE

  Kevin R. Compton
  Stephen M. Dow

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The members of the Committee are Messrs. Compton and Dow. Mr. Pike was a member of the Committee but resigned as a Committee member in January 1996, at which time Mr. Compton became a member of the Committee. No member of the Committee was at any time during the past year an officer or employee of the Corporation or any of its subsidiaries, was formerly an officer of the Corporation or any of its subsidiaries, or had any relationship with the Corporation requiring disclosure herein.

  During the last year, no executive officer of the Corporation served as (i) a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Compensation Committee of the Corporation,
(ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Corporation, or (iii) a member of the compensation committee (or other committee of the Board of Directors performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of the Corporation.

COMPENSATION OF DIRECTORS

  Employee Directors do not receive cash compensation for their service as members of the Board of Directors. Non-employee Directors receive a fee of $1,500 for each meeting of the Board of Directors and $500 for each committee meeting that they attend and will be reimbursed for their reasonable out-of-pocket expenses incurred in attending such meetings.

  Non-employee directors are also eligible for participation in the 1995 Non-Employee Director Stock Option Plan. The 1995 Non-Employee Director Stock Option Plan provides for the grant of options to purchase a maximum of 600,000 shares of Common Stock to nonemployee directors of the Corporation. The 1995 Non-Employee Director Stock Option Plan authorizes the grant to each director who is not an employee of the Corporation and who is first elected as a director after the date of the Corporation's initial public offering, an option to purchase 30,000 shares of Common Stock. Each non-employee director will also receive, on each three-year anniversary of such director's first election to the Board of Directors, an option to purchase 30,000 shares of Common Stock, provided that such director has continuously served on the Board of Directors during such three-year period. The exercise price per share for all options granted under the 1995 Non-Employee Director Stock Option Plan will be equal to 100% of the fair market value per share of the Common Stock as of the date of grant. As of the Record Date, 90,000 options had been granted under the 1995 Non-Employee Director Stock Option Plan, of which options for approximately 20,000 shares were then exercisable.

STOCK PERFORMANCE GRAPH

  The Stock Price Performance Graph set forth below compares the yearly change in the cumulative total stockholder return on the Corporation's Common Stock during the period from the Corporation's initial public offering on December 8, 1995 through December 31, 1996, with the cumulative total return on the Center for Research in Securities Prices Index for the Nasdaq Stock Market National Market Index ("Nasdaq National Market Index") and the Prepackaged Software (SIC Code 7372) Index ("Prepackaged Software Index"). The comparison assumes $100 was invested on December 8, 1995 in the Corporation's Common Stock, in the Nasdaq National Market Index and the Prepackaged Software Index and assumes reinvestment of dividends, if any.

                         [GRAPH APPEARS HERE]

                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN
           AMONG CITRIX SYSTEMS, INC., NASDAQ NATIONAL MARKET INDEX
                        AND PREPACKAGED SOFTWARE INDEX


Measurement period             Citrix        Industry     Broad
(Fiscal Year Covered)       Systems, Inc.     Index      Market
---------------------       -------------  ------------  --------
Measurement PT -
12/08/95                        $100.00      $100.00     $100.00

FYE 12/29/95                    $108.33      $ 97.26     $ 99.63
FYE 03/29/96                    $147.50      $101.42     $104.24
FYE 06/28/96                    $253.33      $114.39     $111.96
FYE 09/30/96                    $341.67      $120.44     $115.05
FYE 12/31/96                    $260.42      $126.37     $120.46


--------
(1) Prior to December 8, 1995 the Corporation's Common Stock was not publicly traded. Comparative data is provided only for the period since that date. The last sale price per share of Common Stock as reported by the Nasdaq National Market on December 31, 1996 was $39.06 and on the Record Date was $13.50.

  The stock price performance shown on the graph above is not necessarily indicative of future price performance. Information used in the graph was obtained from Media General Financial Services, Inc., a source believed to be reliable, but the Corporation is not responsible for any errors or omissions in such information.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  The Corporation is a party to license and distribution agreements with Microsoft Corporation, the beneficial owner of more than 5% of the outstanding capital stock of the Corporation, pursuant to which the Corporation has recognized $3,461,000 of royalty expense in cost of goods sold during 1996. In connection with these agreements, the Corporation had accrued royalties and other accounts payable of $1,524,126 at December 31, 1996. In addition, Mr. Maffei, a Director of the Corporation and a nominee for election as a Director at the Meeting, is Vice President of Corporate Development and Treasurer of Microsoft Corporation.

  During 1991 and 1992 the Corporation advanced an aggregate of $100,000 to Edward E. Iacobucci, Chairman of the Board of Directors and Vice President-- Strategy and Technology of the Corporation. This is evidenced by a promissory note and is on a non-recourse basis. The loan carried an interest rate of 6.73%, compounded annually, and was to be repaid on or before September 13, 1996. On February 29, 1996, Mr. Iacobucci repaid the loan in full and all accrued but unpaid interest then outstanding under the note.

  The Corporation has adopted a policy that all future transactions between the Corporation and its officers, directors, principal shareholders and their affiliates shall be on terms no less favorable to the Corporation than could be obtained by the Corporation from unrelated third parties, and shall be approved by a majority of the outside independent and disinterested directors.

                             SECTION 16 REPORTING

  Section 16(a) of the Exchange Act, requires the Corporation's directors, executive officers and holders of more than 10% of the Corporation's Common Stock (collectively, "Reporting Persons") to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Corporation. Such persons are required by regulations of the Commission to furnish the Corporation with copies of all such filings. Based on its review of the copies of such filings received by it with respect to the fiscal year ended December 31, 1996 and written representations from certain Reporting Persons, the Corporation believes that all Section 16(a) filing requirements were complied with during the fiscal year ended December 31, 1996, except for:
Michael F. Passaro, Vice President--Worldwide Sales, filed a form in May 1996 reporting a transaction that should have been reported in February 1996; Edward E. Iacobucci, Chairman of the Board, Vice President--Strategy & Technology and Chief Technical Officer, filed a form in September 1996 reporting a transaction that should have been reported in August 1996 and filed a form five days after the deadline in November 1996, which was later amended in March 1997 to include a previously unreported transaction; Barry J. Dockswell, Vice President--Business Development, filed a form in January 1997 reporting a transaction that should have been reported in December 1996; Kevin
R. Compton, a Director of Corporation, filed amended forms in March 1997 disclosing beneficial ownership of shares of Common Stock inadvertently left out of forms filed in March, April and May 1996; and F. Gibson Myers, Jr., a general partner of Mayfield VI Management, the general partner of Mayfield VI (which owned greater than 10% of the Corporation's Common Stock until May
1996), filed a form after the deadline in March 1996.

                             STOCKHOLDER PROPOSALS

  Proposals of Stockholders intended for inclusion in the proxy statement to be furnished to all Stockholders entitled to vote at the next Annual Meeting of Stockholders of the Corporation must be received at the Corporation's principal executive offices between December 16, 1997 and January 15, 1998. In order to curtail controversy as to the date on which a proposal was received by the Corporation, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested to Citrix Systems, Inc., 6400 N.W. 6th Way, Fort Lauderdale, FL 33309, Attention: Secretary.

                           EXPENSES AND SOLICITATION

  The cost of solicitation of proxies will be borne by the Corporation and, in addition to soliciting stockholders by mail through its regular employees, the Corporation may request banks, brokers and other custodians, nominees and fiduciaries to solicit their customers who have stock of the Corporation registered in the names of a nominee and, if so, will reimburse such banks, brokers and other custodians, nominees and fiduciaries for their reasonable out-of-pocket costs. Solicitation by officers and employees of the Corporation may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation. The Corporation may retain a proxy solicitation firm to assist in the solicitation of proxies. The Corporation will bear all reasonable solicitation fees and expenses if such a proxy solicitation firm is retained.

                                  DETACH HERE

                             CITRIX SYSTEMS, INC.

                   PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

P                                MAY 15, 1997

R                    SOLICITED BY THE BOARD OF DIRECTORS

O         The undersigned stockholder of Citrix Systems, Inc., a Delaware corporation (the "Corporation"), hereby acknowledges receipt of the Notice
X of Annual Meeting of Stockholders and Proxy Statement, each dated April 4, 1997 and hereby appoints Roger W. Roberts and James J. Felcyn, Jr., and
Y each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of the Corporation to be held at Doubletree Guest Suites, 555 N.W. 62nd Street, Fort Lauderdale, Florida 33309 on May 15, 1997 at 10:00 a.m., local time, and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.


                                                                   -------------
                                                                    SEE REVERSE
                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE            SIDE
                                                                   -------------

                                  DETACH HERE

[X]  Please mark                                                          ____
     votes as in                                                              |
     this example.

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

     1. To elect two (2) Directors to serve for a three-year term as Class II Directors.

     Nominees: Edward E. Iacobucci and Gregory B. Maffei

                 FOR          WITHHELD
                 [_]            [_]

     [_] ______________________________________
         For all nominees except as noted above


     2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

                FOR      AGAINST      ABSTAIN
                [_]        [_]          [_]

     MARK HERE FOR
     ADDRESS CHANGE
     AND NOTE AT LEFT  [_]


     (This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)




Signature:_______________ Date:_______  Signature:_______________ Date:_______